Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-250973

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and is effective. This preliminary prospectus supplement and the accompanying base prospectus do not constitute an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 7, 2020

PROSPECTUS SUPPLEMENT
(To Prospectus dated December 7, 2020)

Shares

Common Stock

We are offering            shares of our common stock.

Our common stock is listed on the NYSE American LLC, or the NYSE American, under the symbol “IBIO.” On December 4, 2020, the last reported sales price of our common stock on the NYSE American was $1.49 per share.

The underwriter has agreed to purchase our common stock from us at a price of $            per share which will result in approximately $            of proceeds to us, before offering expenses, and assuming no exercise by the underwriter of the option described below. The underwriter may offer the shares of common stock from time to time for sale in one or more transactions on the NYSE American, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part.

Investing in our securities involves certain risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement and in the accompanying base prospectus, and in the other documents that are incorporated by reference and any related free writing prospectus, for certain risks you should consider. You should read the entire prospectus supplement and the accompanying base prospectus, including any information incorporated by reference, carefully before you make your investment decision.

We have granted the underwriter a 30-day option to purchase up to            additional shares of common stock from us. If the underwriter exercises the option in full, the total proceeds to us, before offering expenses, will be approximately $            .

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the shares of common stock to purchasers on or about December      , 2020.

Sole Book-Running Manager

Cantor

Prospectus Supplement dated December    , 2020.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

 PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus relate to an offering of shares of our common stock. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus supplement and the accompanying base prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision. Unless the context otherwise requires, references in this prospectus supplement to “iBio,” “the company,” “we,” “us,” “our” and similar references refer to iBio, Inc., an entity incorporated under the laws of the State of Delaware, and where appropriate our consolidated subsidiaries.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to, updates and changes information contained in the accompanying base prospectus and the documents incorporated by reference. The second part is the accompanying base prospectus, which gives more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent the information contained in this prospectus supplement differs from or conflicts with the information contained in the accompanying base prospectus or any document incorporated by reference, the information in this prospectus supplement will control. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus supplement and the accompanying base prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and the underwriter has not, authorized anyone to provide you with information different from that which is contained in or incorporated by reference in this prospectus supplement, the accompanying base prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give to you. No one is making offers to sell or seeking offers to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement is accurate as of the date on the front cover of this prospectus supplement only and that any information we have incorporated by reference or included in the accompanying base prospectus is accurate only as of the date given in the document incorporated by reference or as of the date of the prospectus, as applicable, regardless of the time of delivery of this prospectus supplement, the accompanying base prospectus, any related free writing prospectus, or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement, the accompanying base prospectus and the information incorporated herein and therein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

S-i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains “forward-looking statements” that involve risks and uncertainties. Our actual results could differ materially from those discussed in the forward-looking statements. The statements contained in this prospectus supplement that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the “Securities Act,” and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “would” and similar expressions or variations intended to identify forward-looking statements. These statements are based on the beliefs and assumptions of our management based on information currently available to management. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those discussed in the section of the prospectus titled “Risk Factors.” Furthermore, such forward-looking statements speak only as of the date of this prospectus supplement. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

Please consider our forward-looking statements in light of those risks as you read this prospectus supplement and the documents incorporated by reference into this prospectus supplement. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

You should not assume that the information contained in this prospectus supplement is accurate as of any date other than as of the date of this prospectus supplement and that any information incorporated by reference into this prospectus supplement is accurate as of any date other than the date of the document so incorporated by reference. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

If one or more of these or other risks or uncertainties materializes, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we anticipate. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by these cautionary statements. Before purchasing any shares of common stock, you should consider carefully all of the factors set forth or referred to in this prospectus supplement and the documents incorporated by reference that could cause actual results to differ.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained in this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider the more detailed information in this prospectus supplement, including “Risk Factors” section beginning on page S-4 and the financial statements and related notes and other documents or information included or incorporated by reference in this prospectus supplement before making an investment decision. Unless we specify otherwise, all references in this prospectus supplement to “iBio,” “we,” “our,” “us” and “our company” refer to iBio Inc., a Delaware corporation.

Business Overview

 We are a biotechnology company and biologics contract development and manufacturing organization (“CDMO”). We apply our licensed and owned technologies to develop novel products to fight fibrotic diseases, cancers, and infectious diseases. We use our FastPharming® Development and Manufacturing System (the “FastPharming System”) to increase “speed-to-clinic” for new candidates. We are also using the FastPharming System to create proteins and bioinks for research and further manufacturing uses in a variety of R&D applications, including 3D-bioprinting. In addition, we make the FastPharming System available to clients on a fee-for-service basis for the rapid, scalable, eco-friendly production of high-quality proteins.

During the quarter ended September 30, 2020, we operated in two segments: (i) our CDMO segment, operated via our subsidiary iBio CDMO LLC, a Delaware limited liability company (“iBio CDMO”), and (ii) our biologics development and licensing activities, conducted within iBio, Inc. In the past, our primary focus was the CDMO business, pursuant to which iBio CDMO provided manufacturing services to collaborators and third-party customers as well as used for development of our own product candidates. However, during the second half of 2020 and subsequent to year end, we shifted our primary focus to our biologics development programs, including new vaccines and therapeutics.

Our current platforms and programs include: (i) CDMO services using our licensed and owned FastPharming System and GlycaneeringTM Services; (ii) the development of therapeutics, for which we intend to conduct preclinical and clinical trials; (iii) the development of vaccines, for which we intend to conduct preclinical and clinical trials, and (iv) the production of proteins for research and further manufacturing use in 3D-bioprinting and other applications. We are developing a portfolio of technologies, products, and services driven by the following platforms and programs, which we intend to use individually, and in combination:

•	CDMO Services

o	Process development and manufacturing of protein products in hydroponically-grown, transiently-transfected plants, (typically Nicotiana benthamiana, a relative of the tobacco plant) via utilization of our proprietary expression technologies, GlycaneeringTM Services, and production know-how (the FastPharming System) deployed in our 130,000 square-foot manufacturing facility in Bryan, Texas.

o	“Factory Solutions” for the clients who seek to insource biologics manufacturing using the FastPharming System and instead of outsourcing production to iBio CDMO.

•	Therapeutics

o	Treatments for fibrotic diseases, including a fusion of the endostatin-derived E4 antifibrotic peptide to the hinge and heavy chain of human IgG1 (“IBIO-100”, formerly described as “CFB-03”) for systemic scleroderma (for which we have received orphan drug designation), idiopathic pulmonary fibrosis, and related conditions.

o	An ACE2-Fc fusion protein as a treatment for COVID-19 and, prospectively, other diseases emanating from the Coronaviridae family, in-licensed from Planet Biotechnology, Inc.

•	Vaccines

o	A novel virus-like particle antigen being designed for use in a vaccine candidate targeting the SARS-CoV-2 virus (“IBIO-200”).

o	The lichenase (“LicKMTM”)-subunit vaccine for COVID-19 (“IBIO-201”).

o	An E2 antigen, in combination with a selected adjuvant, for vaccination of pigs against classical swine fever (“IBIO-400”).

•	Research & Bioprocess Products

o	Protein scaffolds for use as bioinks in the development of 3D-bioprinted tissues and organs.

o	Cytokines and growth factors for cell culture applications.

o	Biomaterials for a range of life science research, development, and bioprocessing applications.

Corporate Information

We are a Delaware corporation. Our principal executive/administrative offices are located at 8800 HSC Parkway, Bryan, Texas 77807-1107, and our telephone number is (979) 446-0027. Our website address is http://www.ibioinc.com. We make available free of charge on our website our annual, quarterly and current reports, including amendments to such reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. Information on or accessed through our website is not incorporated into this prospectus supplement or the accompanying base prospectus and is not a part of this prospectus supplement or the accompanying base prospectus. Our common stock is listed on the NYSE American under the symbol “IBIO.”

THE OFFERING

Common stock offered by us pursuant to this prospectus supplement	shares

Common stock outstanding immediately following this offering	shares

Option to purchase additional shares of our common stock	We have granted the underwriter an option for a period of 30 days from the date of this prospectus supplement to purchase up to additional shares.

Use of Proceeds	We currently intend to use the net proceeds from this offering to accelerate development of our biotherapeutic and vaccine candidates, in-licensing of biopharmaceutical assets, including, but not limited to, those in oncology, fibrotic, and infectious diseases, and working capital needs and for other general corporate purposes, including acquisitions and investments in other businesses.Pending these uses, we expect to invest the net proceeds in short-term, investment-grade, interest-bearing instruments and U.S. government securities. See “Use of Proceeds” on page S-6 of this prospectus supplement.

Risk Factors	You should read the “Risk Factors” section on page S-4 of this prospectus supplement, the accompanying base prospectus and in the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus for a discussion of factors to consider before deciding to purchase shares of our common stock.

NYSE American trading symbol	IBIO

The number of shares of our common stock that will be outstanding immediately after this offering as shown above is based on 180,317,751 shares outstanding as of September 30, 2020. The number of shares outstanding as of September 30, 2020 as used throughout this prospectus supplement, unless otherwise indicated, excludes:

•	3,485,815 shares of our common stock issuable upon the exercise of outstanding stock options with a weighted average exercise price of $1.20 per share;

•	39,950 shares of our common stock issuable upon the vesting of certain outstanding restricted stock units; and

•	2,973,035 shares of our common stock reserved for future issuance under our equity incentive plans.

RISK FACTORS

Investing in our common stock involves a high degree of risk, and you should be able to bear the complete loss of your investment. You should consider carefully the risks described below and those described under the section captioned “Risk Factors” contained in our most recent Annual Report on Form 10-K and 10-K/A for the fiscal year ended June 30, 2020, any subsequent Annual Reports on Form 10-K, any subsequent Quarterly Reports on Form 10-Q, and all other information contained or incorporated by reference into this prospectus supplement before deciding whether to purchase any of the shares of common stock being offered under this prospectus supplement. If any of the risks actually occur, our business, consolidated financial condition or results of operations could be adversely affected. In such case, the trading price of our common stock could decline and you could lose all or part of your investment. Our actual results could differ materially from those anticipated in the forward-looking statements made throughout this prospectus supplement or the documents incorporated by reference into this prospectus supplement as a result of different factors, including the risks we face described below.

Risks Related to this Offering

Our management will have broad discretion over the use of proceeds from this offering and may not use the proceeds effectively.

Our management will have broad discretion over the use of proceeds from this offering. We intend to use the net proceeds from this offering, if any, for operating costs, including working capital needs and for other general corporate purposes including acquisitions and investments in other businesses. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds, if any, may be used for corporate purposes that do not improve our operating results or enhance the value of our common stock. The failure of our management to use these funds effectively could have a material adverse effect on our business, cause the market price of our common stock to decline and impair the commercialization of our products and/or delay the development of our product candidates. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing instruments and U.S. government securities. These investments may not yield a favorable return to our stockholders.

If you purchase shares of our common stock sold in this offering, you may experience immediate and substantial dilution in the net tangible book value of your shares. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to investors.

The price per share of our common stock being offered may be higher than the net tangible book value per share of our outstanding common stock prior to this offering, which may result in new investors in this offering will incur immediate dilution. To the extent outstanding stock options or warrants are exercised, there will be further dilution to new investors. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase shares of our common stock in this offering.

Our need for future financing may result in the issuance of additional securities which will cause investors to experience dilution.

Our cash requirements may vary from those now planned depending upon numerous factors, including the results of future research and development activities. We expect our expenses to increase if and when we initiate and conduct clinical trials, and seek marketing approval for our product candidates. In addition, if we obtain marketing approval for any of our product candidates, we expect to incur significant commercialization expenses related to product sales, marketing, manufacturing and distribution. Accordingly, we will need to obtain substantial additional funding in connection with our continuing operations. There are no other commitments by any person for future financing. Our securities may be offered to other investors at a price lower than the price per share offered to current stockholders, or upon terms which may be deemed more favorable than those offered to current stockholders. In addition, the issuance of securities in any future financing may dilute an investor’s equity ownership and have the effect of depressing the market price for our securities, including shares of our common stock. Moreover, we may issue derivative securities, including options and/or warrants, from time to time, to procure qualified personnel or for other business reasons. The issuance of any such derivative securities, which is at the discretion of our board of directors, may further dilute the equity ownership of our stockholders.

We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares of our common stock or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering. No assurance can be given as to our ability to procure additional financing, if required, and on terms deemed favorable to us. To the extent additional capital is required and cannot be raised successfully, we may then have to limit our then current operations and/or may have to curtail certain, if not all, of our business objectives and plans.

We have additional securities available for issuance, which, if issued, could adversely affect the rights of the holders of our common stock.

Our certificate of incorporation, as amended, authorizes the issuance of 275,000,000 shares of our common stock and 1,000,000 shares of preferred stock. In certain circumstances, the common stock, as well as the awards available for issuance under our equity incentive plans, can be issued by our board of directors, without stockholder approval. Any future issuances of such stock would further dilute the percentage ownership of us held by holders of preferred stock and common stock. In addition, the issuance of certain securities, including pursuant to the terms of our stockholder rights plan, may be used as an “anti-takeover” device without further action on the part of our stockholders, and may adversely affect the holders of the common stock.

We may not have a sufficient number of authorized shares of common stock for issuance in the future, which could adversely affect our financial position and need for additional capital.

Our certificate of incorporation, as amended (“certificate of incorporation”), authorizes the issuance of up to 275,000,000 shares of our common stock and 1,000,000 shares of our preferred stock. Our board of directors has adopted a resolution approving and recommending to our stockholders for their approval at our annual meeting of stockholders to be held on December 9, 2020 (the “2020 Annual Meeting”), a proposed amendment to our certificate of incorporation to effect an increase in the number of shares of our authorized common stock from the 275,000,000 shares that are currently authorized for issuance pursuant to our certificate of incorporation to a total of 425,000,000 shares of common stock. Such amendment will be effected if our stockholders approve the proposal and only in the event that our board of directors still deems it advisable.

Our board of directors proposed and recommended increasing the number of shares of our authorized common stock because it believes it is in our best interest and the best interest of our stockholders. The increase will provide us with flexibility in completing financing and capital raising transactions, which may be necessary for us to execute our future business plans. Other possible business and financial uses for the additional shares of common stock include, without limitation, attracting and retaining employees by the issuance of additional securities, and other transactions and corporate purposes that our board of directors may deem are in our best interest. We could also use the additional shares of common stock for potential strategic transactions, including, among other things, acquisitions, strategic partnerships, joint ventures, restructurings, business combinations and investments.

Of our 275,000,000 shares of currently authorized common stock, 182,108,086 shares were outstanding as of December 4, 2020, and after taking into account (i) shares underlying outstanding warrants and options, and (ii) the reservation of shares of our common stock for issuance under our stock incentive plans, assuming the iBio, Inc. 2020 Omnibus Incentive Plan is adopted at the 2020 Annual Meeting, approximately 57,364,949 of the 275,000,000 shares authorized in our certificate of incorporation would be available for issuance. No assurance can be given that the proposed amendment to our certificate of incorporation will be approved by the stockholders. As of the date of this prospectus we do not yet have sufficient votes approving the proposed amendment. Although we currently have a sufficient number of authorized and unissued shares of common stock to complete this offering (including the issuance of any shares if the underwriter exercises its option in full to purchase additional shares) and to issue shares under our stock incentive plans, if our stockholders do not approve the proposal at the 2020 Annual Meeting to increase our authorized shares of common stock, we may not have a sufficient number of authorized shares of common stock for issuance in the future, which could adversely affect our financial position and need for additional capital.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the shares of common stock that we are offering will be approximately $             million, or approximately $             million if the underwriter exercises in full its option to purchase up to            additional shares of common stock, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering to accelerate development of our biotherapeutic and vaccine candidates, in-licensing of biopharmaceutical assets, including, but not limited to, those in oncology, fibrotic, and infectious diseases, and working capital needs and for other general corporate purposes, including acquisitions and investments in other businesses. Pending these uses, we expect to invest the net proceeds in short-term, investment-grade, interest-bearing instruments and U.S. government securities. We have broad discretion in determining how the proceeds of this offering will be used, and our discretion is not limited by the aforementioned possible uses. Our board of directors believes the flexibility in application of the net proceeds is prudent.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to be received from this offering. The amounts and timing of our actual expenditures will depend on numerous factors including the progress in, and costs of, our clinical trials and other preclinical development programs and the amount of funding, if any, received from grants. Accordingly, our management will have broad discretion in the application of the net proceeds, and investors will be relying on the judgment of management regarding the application of the net proceeds from the offering. We may find it necessary or advisable to reallocate the net proceeds of this offering; however, any such reallocation would be substantially limited to the categories set forth above as we do not intend to use the net proceeds for other purposes. Pending such uses set forth above, we plan to invest the net proceeds in short-term, investment-grade, interest-bearing instruments and U.S. government securities.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock and we do not currently intend to pay any cash dividends on our common stock in the foreseeable future. We expect to retain all available funds and future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends, if any, on our common stock will be at the discretion of our board of directors and will depend on, among other factors, the terms of any outstanding preferred stock, our results of operations, financial condition, capital requirements and contractual restrictions.

DILUTION

Purchasers of common stock in this offering will experience immediate dilution to the extent of the difference between the public offering price per share of common stock, and the net tangible book value per share of common stock immediately after this offering.

Our net tangible book value as of September 30, 2020 was approximately $78,806,000, or $0.44 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of September 30, 2020. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

Our pro forma net tangible book value as of September 30, 2020 was approximately $81,832,000, or $0.45 per share after giving effect to our receipt of net proceeds of $3,026,257 from our sale of 1,790,335 shares of our common stock to pursuant to our prior equity distribution agreement subsequent to September 30, 2020.

After giving effect to the sale of shares of our common stock in this offering at an offering price of $ per share, and after deducting estimated offering commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of September 30, 2020 would have been approximately $ , or $ per share. This represents an immediate increase in pro forma as adjusted net tangible book value of $ per share to existing stockholders and an immediate dilution of $ per share to new investors purchasing securities in this offering.

The following table illustrates this per share dilution:

Public offering price per share of common stock			$
Pro Forma net tangible book value per share as of September 30, 2020		$0.45
Increase in pro forma net tangible book value per share attributable to this offering	$
Pro forma as adjusted net tangible book value per share as of September 30, 2020, after giving effect to this offering			$
Dilution per share to new investors purchasing our common stock in this offering			$

The table and discussion above are based on 180,317,751 shares of common stock issued and outstanding as of September 30, 2020 and excludes as of that date:

•	3,485,815 shares of our common stock issuable upon the exercise of outstanding stock options with a weighted average exercise price of $1.20 per share;

•	2,973,035 additional shares of our common stock reserved for future issuance under our equity incentive plans; and

•	39,950 shares of our common stock issued subsequent to September 30, 2020 in connection with the vesting of certain restricted stock units.

To the extent that any outstanding options are exercised, new options or shares of restricted stock are issued under our equity incentive plans, or we otherwise issue additional shares of common stock in the future, at a price less than the public offering price, there will be further dilution to the investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

UNDERWRITING

We have entered into an underwriting agreement with Cantor Fitzgerald & Co., as underwriter, with respect to the common stock being offered hereby. Subject to the terms and conditions of the underwriting agreement, the underwriter has agreed to purchase from us the shares of common stock offered by this prospectus supplement.

The underwriting agreement provides that the obligations of the underwriter are subject to certain conditions precedent and that the underwriter has agreed to purchase all of the shares of common stock sold under the underwriting agreement if any of these shares are purchased.

We have agreed to indemnify the underwriter against specified liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and to contribute to payments the underwriter may be required to make in respect thereof.

The underwriter is offering the shares of common stock, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Underwriting discounts and commissions and offering expenses. The underwriter is purchasing the shares of common stock from us at $             per share (representing approximately $            aggregate proceeds to us, before offering expenses). The underwriter may offer the shares of common stock from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on The NYSE American, or to dealers in negotiated transactions or in a combination of such methods of sale, or otherwise, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. The difference between the price, at which the underwriter purchases shares from us and the price at which the underwriter resells such shares may be deemed underwriting compensation. If the underwriter effects such transactions by selling shares of common stock to or through dealers, such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal.

We estimate that the total expenses of the offering payable by us, other than the underwriting discounts and commissions, will be approximately $             million, which includes up to $50,000 that we have agreed to reimburse the underwriter for the fees incurred by the underwriter in connection with this offering.

Option to purchase additional shares. We have granted the underwriter an option, exercisable for 30 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an aggregate            additional shares from us at the price set forth on the cover page of this prospectus supplement.

Stabilization. In connection with this offering, the underwriter may engage in stabilizing transactions, overallotment transactions, syndicate covering transactions and purchases to cover positions created by short sales in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

•	Stabilizing transactions permit bids to purchase shares of common stock so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the common stock while the offering is in progress.

•	Overallotment transactions involve sales by the underwriter of shares of common stock in excess of the number of shares of common stock the underwriter is obligated to purchase. This creates a short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares of common stock overallotted by the underwriter, if any, is not greater than the number of shares of common stock that it may purchase in the option to purchase additional shares. In a naked short position, the number of shares of common stock involved is greater than the number of shares of common stock in the option to purchase additional shares, if any. The underwriter may close out any short position by exercising its option to purchase additional shares, if any, and/or purchasing shares of common stock in the open market.

•	Syndicate covering transactions involve purchases of common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares of common stock to close out the short position, the underwriter will consider, among other things, the price of shares of common stock available for purchase in the open market as compared with the price at which the underwriter may purchase shares of common stock through exercise of the option to purchase additional shares, if any. If the underwriter sells more shares of common stock than could be covered by exercise of the option to purchase additional shares, if any, and, therefore, has a naked short position, the position can be closed out only by buying shares of common stock in the open market. A naked short position is more likely to be created if the underwriter is concerned that after pricing there could be downward pressure on the price of the shares of common stock in the open market that could adversely affect investors who purchase in the offering.

These stabilizing transactions and syndicate covering transactions may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on The NYSE American, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive market making. In connection with this offering, the underwriter may engage in passive market making transactions in our common stock on The NYSE American in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of common stock and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker's bid that bid must then be lowered when specified purchase limits are exceeded.

Lock-up agreements. We, our executive officers and directors and certain of our other existing security holders have agreed not to sell or transfer any common stock or securities convertible into or exchangeable or exercisable for common stock, for 90 days after the date of this prospectus without first obtaining the written consent of the underwriter. Specifically, we and these other persons have agreed not to directly or indirectly: (i) sell, offer to sell, contract to sell or lend, effect any short sale or establish or increase a put equivalent position (as defined in Rule 16a-1(h) under the Exchange Act) or liquidate or decrease any call equivalent position (as defined in Rule 16a-1(b) under the Exchange Act), pledge, hypothecate or grant any security interest in, or in any other way transfer or dispose of, any common stock or any securities convertible into or exchangeable or exercisable for common stock, (ii) make any demand for, or exercise any right with respect to the registration of any common stock, or the filing of any registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) in connection therewith, under the Securities Act, (iii) enter into any swap, hedge or any other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of any common stock, whether any such swap or transaction is to be settled by delivery of common stock or other securities, in cash or otherwise, or (iv) publicly announce the intention to do any of the foregoing.

The restrictions described in the immediately preceding paragraph do not apply to:

•	transfers or dispositions of shares of our common stock:

o	as a bona fide gift;
o	to any trust for the direct or indirect benefit of the party subject to the lock-up restrictions or the immediate family of such person;
o	by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement;
o	to any partnership, corporation or limited liability company controlled by the party subject to the lock-up restrictions or the immediate family of such person;

o	by testate succession or intestate succession to the beneficiary of the party subject to the lock-up restrictions;

o	as distributions to limited partners, limited liability company members or stockholders of the party subject to the lock-up restrictions; or

o	to a corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act) of the party subject to the lock-up restrictions;

o	the establishment of a trading plan pursuant to Rule 10b5-1 for the transfer of shares of common stock, provided that such plan does not provide for the transfer of common stock during the restricted period;

o	the transfer of shares of common stock (or any security convertible into or exercisable or exchangeable for common stock) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of common stock and involving a change of control.

This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

Other Activities and Relationships. The underwriter and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and certain of its affiliates may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriter and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriter or its affiliates have a lending relationship with us, they may routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriter and its affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. The underwriter and its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. Additionally, Cantor Fitzgerald & Co. is the agent under our Controlled Equity OfferingSM Sales Agreement, dated November 25, 2020.

Notice to Investors

Australia

This prospectus supplement and the accompanying base prospectus are not a disclosure document for the purposes of Australia's Corporations Act 2001 (Cth) of Australia, or Corporations Act, has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus supplement in Australia:

A.	You confirm and warrant that you are either:

•	“sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

•	a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant's certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

•	a person associated with the company under Section 708(12) of the Corporations Act; or

•	“professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor or professional investor under the Corporations Act, any offer made to you under this prospectus supplement is void and incapable of acceptance.

B.	You warrant and agree that you will not offer any of the shares issued to you pursuant to this prospectus supplement for resale in Australia within 12 months of those shares being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Canada

This prospectus supplement constitutes an “exempt offering document” as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the common stock. No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this prospectus supplement or on the merits of the common stock and any representation to the contrary is an offence.

Canadian investors are advised that this prospectus supplement has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”). Pursuant to section 3A.3 of NI 33-105, this prospectus supplement is exempt from the requirement that we and the underwriter(s) provide investors with certain conflicts of interest disclosure pertaining to “connected issuer” and/or “related issuer” relationships that may exist between us and the underwriter(s) as would otherwise be required pursuant to subsection 2.1(1) of NI 33-105.

Resale Restrictions

The offer and sale of the common stock in Canada is being made on a private placement basis only and is exempt from the requirement that we prepare and file a prospectus under applicable Canadian securities laws. Any resale of the common stock acquired by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, pursuant to a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the common stock outside of Canada.

Representations of Purchasers

Each Canadian investor who purchases the common stock will be deemed to have represented to us and the underwriter(s) that the investor (i) is purchasing the common stock as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws, for investment only and not with a view to resale or redistribution; (ii) is an “accredited investor” as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions (“NI 45-106”) or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) is a “permitted client” as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Taxation and Eligibility for Investment

Any discussion of taxation and related matters contained in this prospectus supplement does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the common stock and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the common stock or with respect to the eligibility of the common stock for investment by such investor under relevant Canadian federal and provincial legislation and regulations.

Rights of Action for Damages or Rescission

Securities legislation in certain of the Canadian jurisdictions provides certain purchasers of securities pursuant to an offering memorandum (such as this prospectus supplement), including where the distribution involves an “eligible foreign security” as such term is defined in Ontario Securities Commission Rule 45-501 Ontario Prospectus and Registration Exemptions and in Multilateral Instrument 45-107 Listing Representation and Statutory Rights of Action Disclosure Exemptions, as applicable, with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, where the offering memorandum, or other offering document that constitutes an offering memorandum, and any amendment thereto, contains a “misrepresentation” as defined under applicable Canadian securities laws. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the purchaser within the time limits prescribed under, and are subject to limitations and defences under, applicable Canadian securities legislation. In addition, these remedies are in addition to and without derogation from any other right or remedy available at law to the investor.

Language of Documents

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur Canadien confirme par les présentes qu'il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d'achat ou tout avis) soient rédigés en anglais seulement.

European Economic Area

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive, each, a Relevant Member State, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, which is referred to as the Relevant Implementation Date, no offer of any securities which are the subject of the offering contemplated by this prospectus supplement has been or will be made to the public in that Relevant Member State other than any offer where a prospectus has been or will be published in relation to such securities that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the relevant competent authority in that Relevant Member State in accordance with the Prospectus Directive, except that with effect from and including the Relevant Implementation Date, an offer of such securities may be made to the public in that Relevant Member State:

a) to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

b) to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representative of the underwriter for any such offer; or

c) to any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall require us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State.

Hong Kong

No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.

This prospectus supplement has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus supplement and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Israel

In the State of Israel this prospectus supplement shall not be regarded as an offer to the public to purchase shares of common stock under the Israeli Securities Law, 5728-1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728-1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (the “Addressed Investors”); or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728-1968, subject to certain conditions (the “Qualified Investors). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. We have not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728-1968. We and the underwriter have not and will not distribute this prospectus supplement or make, distribute or direct an offer to subscribe for our common stock to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.

Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728-1968. In particular, we may request, as a condition to be offered common stock, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728-1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728-1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728-1968 and the regulations promulgated thereunder in connection with the offer to be issued common stock; (iv) that the shares of common stock that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728-1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728-1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor's name, address and passport number or Israeli identification number.

Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and the underwriter will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means, unless otherwise provided herein, any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement has not been and will not be lodged or registered with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or the invitation for subscription or purchase of the securities may not be issued, circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any member of the public in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person as defined under Section 275(2), or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of any other applicable provision of the SFA. Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

a) a corporation (which is not an accredited investor as defined under Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the Offer Shares under Section 275 of the SFA except:

i.	to an institutional investor under Section 274 of the SFA or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions, specified in Section 275 of the SFA;
ii.	where no consideration is given for the transfer; or
iii.	where the transfer is by operation of law.

Solely for the purposes of its obligations pursuant to Section 309B of the SFA, we have determined, and hereby notify all relevant persons (as defined in the CMP Regulations 2018), that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

 Neither this prospectus supplement nor any other offering or marketing material relating to us, the offering or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

United Kingdom

This prospectus supplement is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, which is referred to as the Order, and/or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated, each such person being referred to as a relevant person.

This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

NYSE American Listing

Our common stock is listed on the NYSE American under the symbol “IBIO.”

Transfer agent and registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company. Continental Stock Transfer & Trust Company IS located at 1 State Street, 30th floor, New York, New York 10004. Their telephone number is (212) 509-4000.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Gracin & Marlow, LLP, New York, New York. Certain legal matters relating to this offering will be passed upon for us by Venable LLP, Baltimore, Maryland. Cantor Fitzgerald & Co. is being represented in connection with this offering by Cooley LLP, New York, New York.

EXPERTS

The consolidated financial statements of iBio, Inc. and Subsidiaries as of June 30, 2020 and 2019, and for the years then ended, incorporated by reference in this prospectus supplement and elsewhere in the registration statement of which this prospectus supplement and accompanying base prospectus forms a part, have been audited by CohnReznick LLP, an independent registered public accounting firm, in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying base prospectus form part of a registration statement we filed with the SEC. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front page of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of the securities offered by this prospectus supplement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. Additional information about us is contained at our website, www.ibioinc.com. Information on our website is not incorporated by reference into this prospectus supplement. We make available on our website our SEC filings as soon as reasonably practicable after those reports are filed with the SEC. The following Corporate Governance documents are also posted on our website: Code of Business Conduct and Ethics, Insider Trading Policy and the Charters for the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of the board of directors.

Incorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” the information that we have filed with it, meaning we can disclose important information to you by referring you to those documents already on file with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying base prospectus except for any information that is superseded by other information that is included in this prospectus supplement or the accompanying base prospectus.

This filing incorporates by reference the following documents, which we have previously filed with the SEC pursuant to the Exchange Act (other than Current Reports on Form 8-K, or portions thereof, furnished under Items 2.02 or 7.01 of Form 8-K):

•	Annual Report on Form 10-K for the fiscal year ended June 30, 2020, which was filed with the SEC on October 13, 2020 and Annual Report on Form 10-K/A for the year ended June 30, 2020, which was filed with the SEC on October 27, 2020 (Commission File No. 001-35023);

•	Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020, which was filed with the SEC on November 16, 2020 (Commission File No. 001-35023);

•	Current Reports on Form 8-K filed with the SEC on July 9, 2020, July 29, 2020 and August 13, 2020, October 2, 2020, October 5, 2020, October 9, 2020, October 13, 2020, October 16, 2020, October 22, 2020, November 3, 2020, November 24, 2020, November 25, 2020 and December 7, 2020 (Commission File No. 001-35023);

•	Definitive Proxy Statement on Schedule 14A filed with the SEC on November 3, 2020, as amended on November 6, 2020 (Commission File No. 001-35023); and

•	The description of our common stock, par value $0.001 per share, included (i) under the caption “Description of Securities” in the Prospectus forming a part of Amendment No. 2 to the Company’s Registration Statement on Form S-1, filed with the SEC on October 24, 2019 (File No. 333-233504) and (ii) in Exhibit 4.9 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020, filed with the SEC on October 13, 2020.

We also incorporate by reference into this prospectus supplement and the accompanying base prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement but prior to the termination of this offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

We will provide, without charge, to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying base prospectus are delivered, on the written or oral request of such person, a copy of any or all of the reports or documents incorporated by reference in this prospectus supplement and the accompanying base prospectus, but not delivered with this prospectus supplement and the accompanying base prospectus. Any request may be made by writing or telephoning us at the following address or telephone number:

iBio, Inc.

Attention: Investor Relations

8800 HSC Parkway

Bryan, Texas 77807-1107
(979) 446-0027

ir@ibioinc.com

You may also access the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus at our website address at https://ir.ibioinc.com/sec-filings. The other information and content contained on or linked from our website are not part of this prospectus supplement or the accompanying base prospectus.

Any statement contained in this prospectus supplement, the accompanying base prospectus or contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained in this prospectus supplement or any subsequently filed supplement to this prospectus supplement, or document deemed to be incorporated by reference into this prospectus supplement, modifies or supersedes such statement.

PROSPECTUS

$200,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may, from time to time, offer and sell up to $200,000,000 of any combination of our common stock, preferred stock, debt securities or warrants or units comprised of any of the foregoing securities described in this prospectus, either individually or in combination with other securities, at prices and on terms described in one or more supplements to this prospectus. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings.

This prospectus describes some of the general terms that may apply to an offering of our securities. We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference, before buying any of the securities being offered.

Securities may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on the NYSE American LLC, or the NYSE American, under the symbol “IBIO.” On November 24, 2020, the last reported sales price of our common stock on the NYSE American was $1.47 per share.

Investing in our securities involves a high degree of risk. See the section of this prospectus entitled “Risk Factors” contained in this prospectus and any applicable prospectus supplement and under similar sections in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is  December 7, 2020.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration statement, we may sell from time to time in one or more offerings up to a total dollar amount of $200,000,000 of common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination with other securities as described in this prospectus, including units comprised of any combination of the foregoing securities. Each time we sell any type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add, update or change in a prospectus supplement or free writing prospectus any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. You should carefully read both this prospectus and the applicable prospectus supplement and the documents incorporated by reference into this prospectus and any related free writing prospectus, together with the additional information described under “Where You Can Find More Information” and “Incorporation of Certain Information By Reference,” before buying any of the securities being offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “iBio,” “the company,” “we,” “us,” “our” and similar references refer to iBio, Inc., an entity incorporated under the laws of the State of Delaware, and where appropriate our consolidated subsidiaries.

This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained in the prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock and/or warrants. For a more complete understanding of our company and this offering, we encourage you to read and consider the more detailed information in the prospectus, including “Risk Factors” and the financial statements and related notes. Unless we specify otherwise, all references in this prospectus to “iBio,” “we,” “our,” “us” and “our company” refer to iBio Inc., a Delaware corporation.

Business Overview

We are a biotechnology company and biologics contract development and manufacturing organization (“CDMO”). We apply our licensed and owned technologies to develop novel products to fight fibrotic diseases, cancers, and infectious diseases. We use our FastPharming® Development and Manufacturing System (the “FastPharming System”) to increase “speed-to-clinic” for new candidates. We are also using the FastPharming System to create proteins and bioinks for research and further manufacturing uses in a variety of R&D applications, including 3D-bioprinting. In addition, we make the FastPharming System available to clients on a fee-for-service basis for the rapid, scalable, eco-friendly production of high-quality proteins.

During the quarter ended September 30, 2020, we operated in two segments: (i) our CDMO segment, operated via our subsidiary iBio CDMO LLC, a Delaware limited liability company (“iBio CDMO”), and (ii) our biologics development and licensing activities, conducted within iBio, Inc. In the past, our primary focus was the CDMO business, pursuant to which iBio CDMO provided manufacturing services to collaborators and third-party customers as well as used for development of our own product candidates. However, during the second half of 2020 and subsequent to year end, we shifted our primary focus to our biologics development programs, including new vaccines and therapeutics.

Our current platforms and programs include: (i) CDMO services using our licensed and owned FastPharming System and GlycaneeringTM Services; (ii) the development of therapeutics, for which we intend to conduct preclinical and clinical trials; (iii) the development of vaccines, for which we intend to conduct preclinical and clinical trials, and (iv) the production of proteins for research and further manufacturing use in 3D-bioprinting and other applications. We are developing a portfolio of technologies, products, and services driven by the following platforms and programs, which we intend to use individually, and in combination:

•	CDMO Services

o	Process development and manufacturing of protein products in hydroponically-grown, transiently-transfected plants, (typically Nicotiana benthamiana, a relative of the tobacco plant) via utilization of our proprietary expression technologies, GlycaneeringTM Services, and production know-how (the FastPharming System) deployed in our 130,000 square-foot manufacturing facility in Bryan, Texas.

o	“Factory Solutions” for the clients who seek to insource biologics manufacturing using the FastPharming System and instead of outsourcing production to iBio CDMO.

•	Therapeutics

o	Treatments for fibrotic diseases, including a fusion of the endostatin-derived E4 antifibrotic peptide to the hinge and heavy chain of human IgG1 (“IBIO-100”, formerly described as “CFB-03”) for systemic scleroderma (for which we have received orphan drug designation), idiopathic pulmonary fibrosis, and related conditions.

o	An ACE2-Fc fusion protein as a treatment for COVID-19 and, prospectively, other diseases emanating from the Coronaviridae family, in-licensed from Planet Biotechnology, Inc.

•	Vaccines

o	A novel virus-like particle antigen being designed for use in a vaccine candidate targeting the SARS-CoV-2 virus (“IBIO-200”).

o	The lichenase (“LicKMTM”)-subunit vaccine for COVID-19 (“IBIO-201”).

o	An E2 antigen, in combination with a selected adjuvant, for vaccination of pigs against classical swine fever (“IBIO-400”).

•	Research & Bioprocess Products

o	Protein scaffolds for use as bioinks in the development of 3D-bioprinted tissues and organs.

o	Cytokines and growth factors for cell culture applications.

o	Biomaterials for a range of life science research, development, and bioprocessing applications.

Corporate Information

We are a Delaware corporation. Our principal executive/administrative offices are located at 8800 HSC Parkway, Bryan, Texas 77807-1107, and our telephone number is (979) 446-0027. Our website address is http://www.ibioinc.com. We make available free of charge on our website our annual, quarterly and current reports, including amendments to such reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. Information on or accessed through our website is not incorporated into this prospectus or the accompanying base prospectus and is not a part of this prospectus or the accompanying base prospectus. Our common stock is listed on the NYSE American under the symbol “IBIO.”

Risks Associated with our Business

Our business is subject to numerous risks, as described under the heading “Risk Factors” contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.

The Securities We May Offer

We may offer shares of our common stock, preferred stock, various series of debt securities and/or warrants to purchase any of such securities either individually or in combination with other securities including units comprised of the foregoing, with a total value of up to $200,000,000 from time to time under this prospectus at prices and on terms to be determined at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity;

•	original issue discount;

•	rates and times of payment of interest or dividends;

•	redemption, conversion, exercise, exchange or sinking fund terms;

•	ranking;

•	restrictive covenants;

•	voting or other rights;

•	conversion or exchange prices or rates and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and

•	a discussion of material

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents, underwriters or dealers reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents, underwriters or dealers, we will include in the applicable prospectus supplement:

•	the names of those agents, underwriters or dealers;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

Common Stock

We may issue shares of our common stock from time to time. Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Under our certificate of incorporation, as amended, or certificate of incorporation, and first amended and restated bylaws, or bylaws, our stockholders do not have cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose. Subject to preferences that may be applicable to any then-outstanding shares of preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock. Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Preferred Stock

We may issue shares of our preferred stock from time to time, in one or more series. Our board of directors will determine the designations, voting powers, preferences and rights of the preferred stock, as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Convertible preferred stock will be convertible into our common stock or exchangeable for other securities. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates.

If we sell any series of preferred stock under this prospectus, we will fix the designations, voting powers, preferences and rights of such series of preferred stock, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock that we are offering before the issuance of the related series of preferred stock. We urge you to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation establishing the terms of the applicable series of preferred stock.

Debt Securities

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

We may issue debt securities under a note purchase agreement or under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. Unless otherwise specified in a prospectus supplement, any debt securities issued under this prospectus will be issued under an indenture that we will enter into with the trustee named in the indenture. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Warrants

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of warrants being offered, as well as any warrant agreements and warrant certificates that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.

Any warrants issued under this prospectus may be evidenced by warrant certificates. Warrants also may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

Units

We may issue units comprised of shares of common stock, shares of preferred stock, debt securities and/or warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish.

Any units issued under this prospectus may be evidenced by unit certificates. Units also may be issued under one or more applicable unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We urge you to read any prospectus supplement related to any series of units we may offer, as well as any applicable unit agreement and/or unit certificate that contain the terms of the units. If we issue units, the applicable forms of unit agreements and/or unit certificates relating to such units (if any) will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K, as may be updated by subsequent annual, quarterly and other reports that are incorporated by reference into this prospectus in their entirety. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain forward-looking statements that involve risks and uncertainties. These forward-looking statements are not historical facts but rather are plans and predictions based on current expectations, estimates and projections about our industry, our beliefs and assumptions. Discussions containing these forward-looking statements may be found, among other places, in the Sections entitled “Prospectus Summary—Business Overview,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q, as well as any amendments thereto, filed with the SEC.

We use words such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “estimate” and variations of these words and similar expressions to identify forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These risks and uncertainties include those described in the section above entitled “Risk Factors.” You should not place undue reliance on these forward-looking statements, which reflect our view only as of the date of this prospectus.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

USE OF PROCEEDS

We cannot guarantee that we will receive any proceeds in connection with this offering because we may be unable or choose not to issue and sell any securities covered by this prospectus.

Unless otherwise provided in a supplement or amendment to this prospectus, we intend to use any net proceeds from this offering, together with other available funds, for operating costs, including working capital needs and for other general corporate purposes including acquisitions and investments in other businesses.

We have not specifically identified the precise amounts we will spend on each of these areas or the timing of these expenditures. The amounts actually expended for each purpose may vary significantly depending upon numerous factors, including the amount and timing of the proceeds from this offering and our operating expenses. In addition, expenditures may also depend on the establishment of new collaborative arrangements with other companies, the availability of other financing, and other factors.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

•	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•	an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security;

•	we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, nor will we or any applicable trustee supervise the depositary in any way;

•	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

A global security will terminate when the following special situations occur:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

The securities being offered may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected at various times in one or more of the following transactions, or in other kinds of transactions:

•	through underwriters for resale to the public or investors;

•	transactions on NYSE American or on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which our common stock may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in private transactions and transactions otherwise than on these exchanges or systems;

•	in “at the market offerings”, within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	in connection with short sales of the shares;

•	by pledge to secure debt and other obligations;

•	through the writing of options, whether the options are listed on an options exchange or otherwise;

•	in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options;

•	through a combination of any of the above transactions; or

•	any other method permitted by law.

We may sell our securities directly to one or more purchasers, or to or through underwriters, dealers or agents or through a combination of those methods. The related prospectus supplement will set forth the terms of each offering, including:

•	the name or names of any agents, dealers, underwriters or investors who purchase the securities;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	the amount of any compensation, discounts commissions or fees to be received by the underwriters, dealer or agents;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any securities exchanges on which such securities may be listed;

•	the terms of any indemnification provisions, including indemnification from liabilities under the federal securities laws; and

•	the nature of any transaction by an underwriter, dealer or agent during the offering that is intended to stabilize or maintain the market price of the securities.

In addition, any securities covered by this prospectus that qualify for sale pursuant to Regulation S may be sold pursuant to Regulation S rather than pursuant to this prospectus.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

In connection with the sale of our securities, underwriters may receive compensation from us or from purchasers of our securities in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be underwriters. Discounts or commissions they receive and any profit on their resale of our securities may be considered underwriting discounts and commissions under the Securities Act.

We may agree to indemnify underwriters, dealers and agents who participate in the distribution of our securities against various liabilities, including liabilities under the Securities Act. We may also agree to contribute to payments that the underwriters, dealers or agents may be required to make in respect of these liabilities. We may authorize dealers or other persons who act as our agents to solicit offers by various institutions to purchase our securities from us under contracts that provide for payment and delivery on a future date. We may enter into these contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. If we enter into these agreements concerning any series of our securities, we will indicate that in the prospectus supplement or amendment.

In connection with an offering of our securities, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, underwriters may over-allot in connection with the offering, creating a syndicate short position in our securities for their own account. In addition, underwriters may bid for, and purchase, our securities in the open market to cover short positions or to stabilize the price of our securities. Any underwriters who are qualified market makers may engage in passive market making transactions in the securities in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time. Finally, underwriters may reclaim selling concessions allowed for distributing our securities in the offering if the underwriters repurchase previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of our securities above independent market levels. Underwriters are not required to engage in any of these activities and may end any of these activities at any time. Agents and underwriters may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

DESCRIPTION OF SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities and the securities exchange, if any, on which the securities will be listed.

Description of Capital Stock

We are authorized to issue 275,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share. Provisions of our certificate of incorporation, our bylaws and provisions of applicable Delaware law may discourage, delay or prevent a merger or other change in control that a stockholder may consider favorable. See below under “—Anti-Takeover Effects of our Certificate of Incorporation, our Bylaws and Delaware Law.”

Common Stock

Authorized Shares of Common Stock.  We currently have authorized 275,000,000 shares of common stock.

Voting.  The holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders and are not entitled to cumulative voting for the election of directors.

Dividends.  Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation. In the event of liquidation, dissolution or winding up of our company, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the preferences of preferred stockholders.

Rights and Preferences.  The holders of our common stock have no preemptive, conversion or other subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that is currently outstanding or that we may designate and issue in the future (including the iBio CMO Preferred Tracking Stock).

Fully Paid and Nonassessable.  All of our issued and outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

Our board of directors is authorized to issue up to 1,000,000 shares of preferred stock in one or more series without stockholder approval. Our board of directors may determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The following summary of terms of our preferred stock is not complete. You should refer to the provisions of our certificate of incorporation and bylaws and the resolutions containing the terms of each class or series of preferred stock which have been or will be filed with the SEC at or prior to the time of issuance of such class or series of preferred stock and described in the applicable prospectus supplement. The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series of preferred stock, provided that the information set forth in such prospectus supplement does not constitute material changes to the information herein such that it alters the nature of the offering or the securities offered. The purpose of authorizing our Board to issue preferred stock in one or more series and determine the number of shares and the rights and preferences of such series is to eliminate delays associated with a stockholder vote on specific issuances. Examples of rights and preferences that the Board may fix are:

•	dividend rights,

•	dividend rates,

•	conversion rights;

•	voting rights,

•	terms of redemption, and

•	liquidation preferences.

The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock. The rights of holders of our common stock described above, will be subject to, and may be adversely affected by, the rights of any preferred stock that we may designate and issue in the future.

We will incorporate by reference as an exhibit to the registration statement, which includes this prospectus, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering. This description and the applicable prospectus supplement will include:

•	the title and stated value;

•	the number of shares authorized;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date, and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•	voting rights, if any, of the preferred stock;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

When we issue shares of preferred stock under this prospectus, the shares will fully be paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

Options

As of November 20, 2020, (i) options to purchase an aggregate of 3,485,815 shares of common stock were outstanding, (ii) restricted stock units underlying 39,950 shares of common stock were outstanding under our equity incentive plans, and (iii) an additional 2,973,035 shares were reserved for future issuance under our 2018 Omnibus Equity Incentive Plan.

Potential Anti-Takeover Effects of our Certificate of Incorporation, our Bylaws and Delaware Law

Certain provisions set forth in our certificate of incorporation and our bylaws and in Delaware law, which are summarized below, may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.

Pursuant to our certificate of incorporation, our board of directors may issue additional shares of common stock or preferred stock. Any additional issuance of common stock could have the effect of impeding or discouraging the acquisition of control of us by means of a merger, tender offer, proxy contest or otherwise, including a transaction in which our stockholders would receive a premium over the then-current market price for their shares, and thereby protect the continuity of our management. Specifically, if in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, shares could be issued by our board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover by:

•	diluting the voting or other rights of the proposed acquirer or insurgent stockholder group;

•	putting a substantial voting block in institutional or other hands that might undertake to support the incumbent board of directors; or

•	effecting an acquisition that might complicate or preclude the takeover.

Our certificate of incorporation also allows our board of directors to fix the number of directors in our bylaws. Cumulative voting in the election of directors is not permitted by our certificate of incorporation. Not providing for cumulative voting may delay or prevent a tender offer or takeover attempt that a stockholder may determine to be in his, her or its best interest, including attempts that might result in a premium over the market price for the shares held by the stockholders.

In addition to the foregoing, our certificate of incorporation and our bylaws contain the following provisions:

Staggered Board. Our board of directors is divided into three classes of directors, Class I, II and III, with each class serving a term ending at the third annual meeting following its election.

Nominations of Directors and Proposals of Business. Our bylaws generally regulate nominations for election of directors by stockholders and proposals of business at annual meetings. In general, Sections 1.10 and 1.11 of our bylaws requires stockholders intending to submit nominations or proposals at an annual meeting of stockholders to provide the Company with advance notice thereof, including information regarding the stockholder proposing the business as well as information regarding the nominee or the proposed business. Sections 1.10 and 1.11 of our bylaws provides a time period during which nominations or business must be provided to the Company that creates a predictable window for the submission of such notices, eliminating the risk that the Company finds a meeting will be contested after printing its proxy materials for an uncontested election and providing the Company with a reasonable opportunity to respond to nominations and proposals by stockholders.

Board Vacancies. Our bylaws generally provide that only the board of directors (and not the stockholders) may fill vacancies and newly created directorships.

Special Meeting of Stockholders.  Our bylaws generally provide that special meetings of stockholders for any purpose or purposes for which meetings may be lawfully called, may be called at any time by our board of directors, the Chairman of the Board, the Chief Executive Officer or by one or more stockholders holding shares in the aggregate entitled to cast not less than fifty percent (50%) of the votes at that meeting. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

While the foregoing provisions of our certificate of incorporation, our bylaws and Delaware law may have an anti-takeover effect, these provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control. In that regard, these provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our common stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management.

Delaware Takeover Statute—Section 203 of the Delaware General Corporation Law

In general, Section 203 of the Delaware General Corporation Law prohibits a Delaware corporation that is a public company from engaging in any “business combination” (as defined below) with any “interested stockholder” (defined generally as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with such entity or person) for a period of three years following the date that such stockholder became an interested stockholder, unless: (1) prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (2) on consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (3) on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 of the Delaware General Corporation Law defines “business combination” to include: (1) any merger or consolidation involving the corporation and the interested stockholder; (2) any sale, lease, exchange, mortgage, transfer, pledge or other disposition of ten percent or more of the assets of the corporation involving the interested stockholder; (3) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (4) any transaction involving the corporation or any direct or indirect majority-owned subsidiary of the corporation that has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the corporation or the applicable subsidiary beneficially owned by the interested stockholder; or (5) the receipt by the interested stockholder, directly or indirectly, of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any direct or indirect majority-owned subsidiary.

We have elected, through a provision in our certificate of incorporation, to not be subject to the provisions of Section 203 of the Delaware General Corporation Law.

NYSE American Listing

Our common stock is listed on the NYSE American under the symbol “IBIO.”

Transfer agent and registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company. Continental Stock Transfer & Trust Company IS located at 1 State Street, 30th floor, New York, New York 10004. Their telephone number is (212) 509-4000.

Description of Debt Securities

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We may issue debt securities under a note purchase agreement or under indentures. Unless otherwise specified in a prospectus supplement, we will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture will not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount that may be issued;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination

•	thereof, and the terms of any subordination;

•	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

•	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request,

•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

•	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

•	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series; •reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	pay principal of and premium and interest on any debt securities of the series;

•	maintain paying agencies;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating such securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Description of Warrants

The following description, together with the additional information we may include in any applicable prospectus supplement and free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or in combination with common stock, preferred stock or debt securities offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

We will file forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that may be offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectus, and the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including, to the extent applicable:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	the date on and after which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of material United States federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any; or

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant or warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent, if applicable, in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of any warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to any warrant agent in connection with the exercise of the warrant.

Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Description of Units

We may issue units comprised of shares of common stock, shares of preferred stock, debt securities and warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they may be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements, if any, and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus.

Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement;

•	the price or prices at which such units will be issued;

•	the applicable United States federal income tax considerations relating to the units;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of your series will be described in the applicable prospectus supplement.

Unit Agreements

We may issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement, if any, under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement.

Modification without Consent

We and the applicable unit agent, if any, may amend any unit or unit agreement, if any, without the consent of any holder:

•	to cure any ambiguity; any provisions of the governing unit agreement that differ from those described below;

•	to correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification with Consent

We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

•	impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

•	reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

•	If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

•	If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the unit agreements and the units will be governed by New York law.

Form, Exchange and Transfer

We will issue each unit in global—i.e., book-entry—form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.

Each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them.

The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our certificate of incorporation requires us to indemnify our officers and directors to the fullest extent permitted by Delaware law, which generally permits indemnification for actions taken by officers or directors as our representatives if the officer or director acted in good faith and in a manner he or she reasonably believed to be in the best interest of the corporation.

As permitted under Delaware law, our bylaws contain a provision indemnifying directors, officers, employees and agents of ours against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with an action, suit or proceeding if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of us, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

The separation and distribution agreement that we have entered into with Integrated BioPharma provides for indemnification by us of Integrated BioPharma and its directors, officers and employees for some liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended, or the Exchange Act, in connection with the distribution, and a mutual indemnification of each other for product liability claims arising from their respective businesses, and also requires that we indemnify Integrated BioPharma for various liabilities of iBio, and for any tax that may be imposed with respect to the distribution and which result from our actions or omissions in that regard.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

The legality of the securities offered hereby has been passed on for us by Gracin & Marlow, LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of iBio, Inc. and subsidiaries as of June 30, 2020 and 2019, and for the years then ended, have been incorporated by reference in this prospectus and the registration statement of which this prospectus is a part, in reliance upon the report of CohnReznick LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of that firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. Additional information about us is contained at our website, www.ibioinc.com. Information on our website is not incorporated by reference into this prospectus. We make available on our website our SEC filings as soon as reasonably practicable after those reports are filed with the SEC. The following Corporate Governance documents are also posted on our website: Code of Business Conduct and Ethics, Insider Trading Policy and the Charters for the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of the board of directors.

INcorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” the information that we have filed with it, meaning we can disclose important information to you by referring you to those documents already on file with the SEC. The information incorporated by reference is considered to be part of this prospectus and the accompanying base prospectus except for any information that is superseded by other information that is included in this prospectus or the accompanying base prospectus.

This filing incorporates by reference the following documents, which we have previously filed with the SEC pursuant to the Exchange Act (other than Current Reports on Form 8-K, or portions thereof, furnished under Items 2.02 or 7.01 of Form 8-K):

•	Annual Report on Form 10-K for the fiscal year ended June 30, 2020, which was filed with the SEC on October 13, 2020 and Annual Report on Form 10-K/A for the year ended June 30, 2020, which was filed with the SEC on October 27, 2020 (Commission File No. 001-35023);

•	Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020, which was filed with the SEC on November 16, 2020 (Commission File No. 001-35023);

•	Current Reports on Form 8-K filed with the SEC on July 9, 2020, July 29, 2020 and August 13, 2020, October 2, 2020, October 5, 2020, October 9, 2020, October 13, 2020, October 16, 2020, October 22, 2020, November 3, 2020 and November 24, 2020 (Commission File No. 001-35023);

•	Definitive Proxy Statement on Schedule 14A filed with the SEC on November 3, 2020, as amended on November 6, 2020 (Commission File No. 001-35023); and

•	The description of our common stock, par value $0.001 per share, included (i) under the caption “Description of Securities” in the Prospectus forming a part of Amendment No. 2 to the Company’s Registration Statement on Form S-1, filed with the SEC on October 24, 2019 (File No. 333-233504) and (ii) in Exhibit 4.9 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020, filed with the SEC on October 13, 2020.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) on or after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) on or after the date of this prospectus but prior to the termination of this offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

We will provide, without charge, to each person, including any beneficial owner, to whom this prospectus and the accompanying base prospectus are delivered, on the written or oral request of such person, a copy of any or all of the reports or documents incorporated by reference in this prospectus and the accompanying base prospectus, but not delivered with this prospectus and the accompanying base prospectus. Any request may be made by writing or telephoning us at the following address or telephone number:

iBio, Inc.

Attention: Investor Relations

8800 HSC Parkway

Bryan, Texas 77807-1107
(979) 446-0027

ir@ibioinc.com

You may also access the documents incorporated by reference into this prospectus and the accompanying base prospectus at our website address at https://ir.ibioinc.com/sec-filings. The other information and content contained on or linked from our website are not part of this prospectus or the accompanying base prospectus.

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December  , 2020